                                                                   EXHIBIT 10.16

                                PROMISSORY NOTE


$273,892.96                                                       August 1, 1996
                                                         Los Angeles, California

          1. FOR VALUE RECEIVED, THE KEITH COMPANIES, INC., a California corporation, KEITH INTERNATIONAL, INC., a California corporation, THE KEITH COMPANIES - NORTH COUNTIES, INC., a California corporation, KEITH ENGINEERING, INC., a California corporation, THE KEITH COMPANIES HAWAII, INC., a Hawaii corporation, and ARAM H. KEITH, an individual (collectively, jointly and severally, "Maker"), promise to pay to MORENO CORPORATE CENTER, L.L.C., a Delaware limited liability company, or order ("Holder") at c/o Oaktree Capital Management L.L.C., 550 South Hope Street, 22nd Floor, Los Angeles, California 90071, Attention: Mr. Gregory Geiger, or at such other place as Holder may from time to time designate, the principal sum of TWO HUNDRED SEVENTY-THREE THOUSAND EIGHT HUNDRED NINETY TWO DOLLARS AND NINETY-SIX CENTS ($273,892.96) plus interest as specified in this Note.

          2. The principal sum outstanding from time to time on this Note shall bear interest at the rate of 8.25% per annum ("Note Rate"). Interest shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used. Interest shall be payable on the first day of each month in arrears.

          3. All principal and all accrued and unpaid interest shall be due and payable as follows:

               a. by December 31, 1996, Maker shall deliver to Holder One Hundred Thousand Dollars ($100,000); and

               b. by March 1, 1997, all principal and all accrued and unpaid interest due under this Note shall be due and payable.

          4. Maker may prepay some or all of the principal of this Note, without any penalty or premium. All payments under this Note shall be credited first to accrued interest then due and thereafter to unpaid principal.

          5. If Maker fails to pay any amounts when due under this Note, then, in addition to all other rights and remedies Holder shall have, Maker shall pay additional interest on the amount due at an annual rate (the "Default Rate") of three percent (3%) in excess of the Note Rate or the maximum rate permitted by law, whichever is less, from the date the payment becomes due until Maker pays in full all accrued and unpaid interest due under this Note. Such additional interest payment shall be in addition to and not a limitation of such other rights and remedies of Holder.

          6. From and after maturity of this Note, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at the Default Rate.

          7. All amounts payable under this Note are payable in lawful money of the United States, in immediately available funds of the United States. Checks constitute payment only when collected.

          8. Maker agrees to pay or reimburse Holder immediately upon demand for all costs incurred in enforcing or collecting on this Note, including all attorneys' fees, including without limitation attorneys' fees incurred in connection with any action or proceeding in any appellate court or bankruptcy proceeding.

          9. If any lawsuit is commenced which arises out of, or which relates to, this Note, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law.

          10.  This Note is governed by California law.

          11. This Note inures to and binds the heirs, successors and assigns of Maker and Holder. Holder may assign its rights under this Note. However, Maker may not assign any rights under this Note without Holder's prior written consent.

          12. If Holder delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Holder's rights, or of any breach of this Note, or any default or failure of condition under this Note. No waiver by Holder of any of its rights, or of any breach of this Note, or any default or failure of condition under this Note shall be effective, unless the waiver is expressly stated in a writing signed by Holder. All of Holder's remedies in connection with this Note or under applicable law shall be cumulative, and Holder's exercise of any one or more of those remedies shall not constitute an election of remedies.

          13. Maker understands that Holder may transfer this Note, or sell or grant participations in some or all of Maker's indebtedness outstanding under this Note. In connection with any such transaction, Holder may disclose to each prospective and actual transferee, purchaser or participant all documents and information relating to the Loan. If Holder so requests, Maker shall sign and deliver a new note to be issued in exchange for this Note.

          14. If more than one person or entity are signing this Note as Maker, their obligations under this Note are joint and several between and among such persons and entities, such that each such person or entity shall be fully responsible for the full performance of Maker's obligations.

                                    "MAKER"

Aram H. Keith, An Individual

KEITH ENGINEERING, INC.
A California Corporation
By:  Aram H. Keith, President
By:  Floyd S. Reid, Secretary

THE KEITH COMPANIES, INC.
A California Corporation
By:  Aram H. Keith, President
By:  Floyd S. Reid, Secretary

THE KEITH COMPANIES, INC.
A California Corporation
By:  Aram H. Keith, President
By:  Floyd S. Reid, Secretary

KEITH INTERNATIONAL, INC.
A California Corporation
By:  Aram H. Keith, President
By:  Floyd S. Reid, Secretary

THE KEITH COMPANIES-NORTH COUNTIES, INC.
A California Corporation
By:  Aram H. Keith, President
By:  Floyd S. Reid, Secretary

THE KEITH COMPANIES-HAWAII, INC.
A California Corporation
By:  Aram H. Keith, President
By:  Floyd S. Reid, Secretary